Exhibit 31.1

CERTIFICATION OF PRINCIPAL EXECUTIVE OFFICER

I, Nancy Li, certify that:

1.           I have reviewed this Amendment No. 1 to the Annual Report on Form 10-K (the “Form 10-K/A”) of NeuLion, Inc.;

2.           Based on my knowledge, this report does not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements made, in light of the circumstances under which such statements were made, not misleading with respect to the period covered by this report;

3.           Intentionally omitted because the information to which this paragraph relates is not included in the Form 10-K/A;

4.           Intentionally omitted because the information to which this paragraph relates is not included in the Form 10-K/A; and

5.           Intentionally omitted because the information to which this paragraph relates is not included in the Form 10-K/A.

Date:  March 29, 2010

/s/ Nancy Li
Name:	Nancy Li
Title:	Chief Executive Officer (Principal Executive Officer)